UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 14, 2004

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	0-20269 (Commission File Number)	48-0201080 (IRS Employer Identification No.)

401 Cottage, Abilene, KS (Address of principal executive offices)	67410-2832 (Zip Code)

Registrant’s telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On September 13, 2004, Duckwall-ALCO Stores, Inc. (the “Company”) entered into a Letter of Engagement for Consulting Services (the “Advisory Agreement”) with AlixPartners LLC (“AlixPartners”) pursuant to which the Company engaged AlixPartners to advise it on strategic positioning and operating effectiveness. Initially, AlixPartners will conduct a comprehensive evaluation of the Company and assist the Company with developing a prioritized action plan to help the Company compete more effectively, increase its EBITDA and increase shareholder value (“Phase I Work”). Phase I Work will begin on or about September 14, 2004. Upon completion of the Phase I Work, the Company and AlixPartners will discuss entering into a subsequent agreement to address implementation of the action plan (“Implementation Phase”).

        Under the Advisory Agreement, the Company is obligated to pay AlixPartners up to $470,000.00 plus expenses for the Phase I Work (“Phase I Cost”). The Company will pay AlixPartners $100,000 of the Phase I Cost upon signing the Advisory Agreement. If at the conclusion of Phase I Work the Company does not engage AlixPartners to assist with the Implementation Phase, the Company will pay AlixPartners the full amount of the Phase I Cost less the retainer and amounts paid to AlixPartners in connection with the Phase I Work. If the Company decides to engage AlixPartners to assist with the Implementation Phase, $220,000.00 of the Phase I Cost will be applied toward a shared risk program connected to the Implementation Phase as mutually defined and agreed to by the Company and AlixPartners prior to the inception of the Implementation Phase.

        AlixPartners will report directly to a subcommittee of the Board of Directors. Glen Shank, the Chairman of the Board and President of the Company, will act as the liaison between the Company and AlixPartners. Under the Advisory Agreement, the Company will indemnify, hold harmless and defend AlixPartners for any action relating to or arising out of the engagement by the Company unless it acted, or omitted to act, in bad faith. The Advisory Agreement may be terminated by either party without cause by written notice. If the company terminates the Advisory Agreement for cause, AlixPartners will only be entitled to the fees earned as of the date of the termination. A copy of the Advisory Agreement is attached hereto as Exhibit 10.1.

        On September 13, 2004, in connection with the engagement of AlixPartners and signing the Advisory Agreement, the Company issued a press release briefly describing the engagement and the Company’s obligations under the Advisory Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 — Letter of Engagement for Consulting Services dated August 30, 2004 from AlixPartners LLC to the Company and accepted by the Company on September 13, 2004

Exhibit 99.1 — Press Release dated September 14, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant) Duckwall-ALCO Stores, Inc.

Date: September 14, 2004	By:	/s/ Richard A. Mansfield Name: Richard A. Mansfield Title: Vice President – Finance Chief Financial Officer